UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


     Date of Report (Date of earliest event reported): DECEMBER 10, 2003

                                INFINITY, INC.
            (Exact name of registrant as specified in its charter)




         COLORADO                    0-17204                84-1070066
      (State or other              (Commission           (I.R.S. Employer
      jurisdiction of              File Number)           Identification
     incorporation or                                         Number)
       organization)



      211 WEST 14TH STREET                                   66720
        CHANUTE, KANSAS                                    (Zip Code)
      (Address of principal
      executive offices)


      Registrant's telephone number, including area code: (620) 431-6200


                                    NO CHANGE
        (Former name or former address, if changed since last report)

ITEM 5. The Company's wholly owned subsidiary, Infinity Oil & Gas of Wyoming, Inc. ("IOGW"), has entered into an agreement with both Schlumberger Technology Corporation and Red Oak Capital Management LLC to develop its Labarge coal bed methane project. The project comprises approximately 25,000 acres (11,500 gross leasehold acres, 13,500 option acres) in Sublette County, Wyoming.

The agreement provides for the completion or recompletion of five to ten of IOGW's existing well bores at the Thompson and Riley Ridge pilot area wells, the anticipated drilling of ten new wells in 2004, and the anticipated drilling of twenty wells in each of the years 2005 through 2008. Based on the success of the initial completion program, and after each yearly development phase, the project will be evaluated for continuation. It is anticipated that the work on the existing well bores will commence in December 2003 and be completed in the first quarter of 2004.

Schlumberger has the exclusive right to provide completion services and supplies for each development phase, including logging, cementing, technical formation evaluation, perforation, stimulation (including fracturing and coiled tubing completion services), down-hole pumps, production monitoring and measurement equipment, and data management and consulting services at prevailing market rates. Red Oak has the exclusive right to finance a portion of the cost of wells drilled in the 2004, 2005 and 2006 drilling phases. IOGW will be required to finance approximately 50% of the drilling and other costs for each phase.

IOGW will pay for the services provided by Schlumberger and Red Oak from proceeds from the wells in each development phase, secured by a pledge of the wells completed. IOGW expects to receive approximately 75% of the proceeds attributable to its working interest from the wells completed or recompleted in the initial phase until payments ranging from a total of $4.5 to $6 million, depending on the number of wells completed, have been made. For each subsequent development phase, IOGW would retain approximately 55% to 75% of the proceeds attributable to its working interest from the wells included in that phase. After payout of each phase, IOGW would receive 100% of the proceeds attributable to its working interest in the wells.

The project will be implemented by a multi-disciplinary reservoir management team consisting of design and operations staff representing both IOGW and Schlumberger.

Forward-looking Statements

This Report on Form 8-K includes statements that may constitute "forward-looking" statements, usually containing the words "believe," "estimate," "project," "expect," "plan," "should" or similar expressions. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, the availability of financing for the Company's share of drilling and other costs under the agreements with

Schlumberger and Red Oak at the times required and on acceptable terms, continued participation by Schlumberger and Red Oak in the agreement, fluctuations in the prices of oil and gas, uncertainties inherent in projecting the timing of development activities, operating risks, liquidity and capital requirements, the effects of governmental regulation, adverse changes in the market for the Company's oil and gas production, dependence on third party vendors and other risks detailed in the Company's periodic report filings with the Securities and Exchange Commission. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this release.

                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

      Date: December 12, 2003

                                    INFINITY, INC.


                                    By: /S/ JON D. KLUGH
                                       ---------------------------------------
                                        Jon D. Klugh
                                        Secretary and Chief Financial Officer